                                                Approved as of December 17, 1998
                                        Amended and Restated as of April 1, 2015

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                               DELAWARE VIP TRUST
                           A Delaware Statutory Trust

                                   ARTICLE I
                                    OFFICES

     Section 1. PRINCIPAL OFFICE. The principal executive office of DELAWARE VIP
TRUST  (the  "Trust")  shall be One Commerce Square, Philadelphia, Pennsylvania,
19103.  The  board of trustees (the "Board of Trustees") may, from time to time, change  the location of the principal executive office of the Trust to any place within  or  outside  the  State  of  Delaware.

     Section  2.  OTHER OFFICES. The Board of Trustees may at any time establish branch  or subordinate offices at any place or places where the Trust intends to do  business.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place  within  or  outside  the  State  of  Delaware  designated by the Board of
Trustees.  In  the  absence  of  any  such designation by the Board of Trustees, shareholders'  meetings  shall  be held at the principal executive office of the
Trust.  For  purposes of these Amended and Restated By-Laws (the "By-Laws"), the term  "shareholder"  shall  mean  a  record  owner  of  shares  of  the  Trust.

     Section  2. CALL OF MEETING. A meeting of the shareholders may be called at any  time  by the Board of Trustees, the Chairperson (as defined under Section 3 of  Article  III  herein)  or  by  the  President (as defined under Section 1 of
Article  V herein). If the Trust is required under the Investment Company Act of
1940,  as  amended  (the  "1940  Act"), to hold a shareholders' meeting to elect trustees,  the  meeting  shall  be  deemed an "annual meeting" for that year for purposes  of  the  1940  Act.

     Section  3.  NOTICE  OF  SHAREHOLDERS'  MEETING. All notices of meetings of shareholders  shall  be sent or otherwise given, in accordance with Section 4 of this  Article,  not  less  than seven (7) nor more than one-hundred twenty (120)
days  before  the  date  of the meeting. The notice shall specify (i) the place, date  and hour of the meeting, and (ii) the general nature of the business to be transacted.  The  notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are  intended  to be presented for election. Except with respect to adjournments as  provided  herein, no business shall be transacted at such meeting other than that  specified  in  the  notice.

     Section  4.  MANNER  OF  GIVING  NOTICE; AFFIDAVIT OF NOTICE. Notice of any
meeting of shareholders shall be given either personally or by first-class mail, courier  or  telegraphic,  facsimile,  electronic  mail  or  other  written communication,  charges  prepaid, addressed to the shareholder at the address of that  shareholder  appearing  on the books of the Trust or its transfer agent or given  by  the  shareholder  to  the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been  given  if  sent  to  that  shareholder  by  first-class  mail, courier, or telegraphic,  facsimile,  electronic  mail or other written communication to the
Trust's  principal  executive  office.  Notice

shall  be  deemed  to  have  been given at the time when delivered personally or deposited in the mail, with a courier or sent by telegram, facsimile, electronic mail  or  other  means  of  written  communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing  on the books of the Trust is returned to the Trust marked to indicate that  the  notice  to  the  shareholder cannot be delivered at that address, all future  notices  or  reports  shall  be  deemed  to have been duly given without further  mailing,  or  substantial  equivalent thereof, if such notices shall be available  to  the  shareholder  on  written  demand  of  the shareholder at the principal  executive  office of the Trust for a period of one year from the date of  the  giving  of  the  notice.

     An  affidavit  of  the  mailing  or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any  transfer  agent  of  the  Trust  giving  the  notice and shall be filed and maintained in the records of the Trust.  Such affidavit shall, in the absence of fraud,  be  prima  facie  evidence  of  the  facts  stated  therein.

     Section 5. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not  a  quorum  is  present, may be adjourned from time to time (and at any time during  the  course  of  the  meeting)  by a majority of the votes cast by those shareholders  present  in  person  or  by  proxy,  or  by the chairperson of the meeting.  Any  adjournment may be with respect to one or more proposals, but not necessarily  all  proposals,  to  be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a  vote  or  other action taken at a shareholders' meeting prior to adjournment.

     When  any  shareholders'  meeting  is  adjourned  to another time or place, notice  need  not  be given of the adjourned meeting at which the adjournment is taken,  unless a new record date of the adjourned meeting is fixed or unless the adjournment  is for more than one hundred eighty (180) days from the record date set  for  the  original meeting, in which case the Board of Trustees shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and  4  of  this  Article.  At any adjourned meeting, the Trust may transact any business  that  might  have  been  transacted  at  the  original  meeting.

     Section  6.  VOTING.  The  shareholders  entitled to vote at any meeting of shareholders  shall  be  determined  in  accordance  with  the provisions of the
Declaration  of  Trust, as in effect at such time. The shareholders' vote may be by  voice  vote  or by ballot; provided, however, that any election for trustees must  be  by  ballot if demanded by any shareholder before the voting has begun.

     Abstentions  and  broker  non-votes  will  be  included  for  purposes  of determining whether a quorum is present at a shareholders' meeting.  Abstentions and  broker  non-votes  will  be  treated  as  votes  present at a shareholders'
meeting,  but  will  not  be  treated  as  votes  cast.  Abstentions  and broker non-votes, therefore, will have no effect on proposals which require a plurality or  majority of votes cast for approval, but will have the same effect as a vote
"against" on proposals requiring a majority of outstanding voting securities for approval.

     Unless  otherwise  determined  by  the  Board  of  Trustees  at the time it approves an action to be submitted to the shareholders for approval, shareholder approval  of  an  action  shall remain in effect until such time as the approved action is implemented or the shareholders vote to the contrary.  Notwithstanding the  foregoing,  an  agreement  of  merger or consolidation may be terminated or amended  notwithstanding  prior  approval  if so authorized by such agreement of merger or consolidation pursuant to Section 3815 of the Delaware Statutory Trust
Act  ("DSTA").

     Section   7.  WRITTEN  ACTION.  Any action that might be taken at a meeting of  the  shareholders  may  be  taken  without  a meeting in accordance with the provisions  of the Trust's Agreement and Declaration of Trust, as may be amended from  time  to  time.

     Section  8.  WAIVER  OF  NOTICE  BY  CONSENT  OF  ABSENT SHAREHOLDERS.  The
transactions  of  a  meeting  of  shareholders,  however  called and noticed and wherever  held, shall be valid as though transacted at a meeting duly held after regular  call  and  notice  if a quorum be present either in person or by proxy.
Attendance  by  a  person  at a meeting shall also constitute a waiver of notice with  respect  to that person of that meeting, except when the person objects at the  beginning  of  the  meeting  to the transaction of any business because the meeting  is  not  lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in  the  notice  of  the  meeting  if  that  objection  is expressly made at the beginning  of the meeting.  Whenever notice of a meeting is required to be given to  a  shareholder  under  the  Declaration of Trust or these By-Laws, a written waiver  thereof, executed before or after the meeting by such shareholder or his or  her attorney thereunto authorized and filed with the records of the meeting, shall  be  deemed  equivalent  to  such  notice.

     Section  9.  PROXIES. Every shareholder entitled to vote for trustees or on any  other  matter  shall  have the right to do so either in person or by one or more  agents  authorized  by a written proxy signed by the shareholder and filed with  the  secretary  of  the  Trust.  A  proxy  shall  be  deemed signed if the shareholder's  name  is  placed  on  the  proxy  (whether  by  manual signature, typewriting,  telegraphic transmission, electronic transmission or otherwise) by the  shareholder or the shareholder's attorney-in-fact. A validly executed proxy which  does  not  state  that it is irrevocable shall continue in full force and effect  unless  (i)  revoked by the shareholder executing it by a written notice delivered  to  the  Trust  prior  to  the  exercise  of  the  proxy  or  by  the shareholder's  execution  of a subsequent proxy or attendance and vote in person at  the  meeting;  or  (ii)  written  notice  of  the death or incapacity of the shareholder  is  received  by  the  Trust  before  the  proxy's vote is counted;
provided,  however,  that no proxy shall be valid after the expiration of eleven
(11)  months  from the date of the proxy unless otherwise provided in the proxy.

     A proxy purporting to be executed by or on behalf of a shareholder shall be deemed  valid  unless  challenged at or prior to its exercise, and the burden of proving  invalidity  shall  rest on the challenger. Subject to the provisions of the  Delaware  Statutory  Trust Act, the Declaration of Trust, or these By-Laws, the  General  Corporation  Law of the State of Delaware relating to proxies, and judicial  interpretations  thereunder,  shall  govern all matters concerning the giving,  voting  or  validity  of  proxies,  as  if  the  Trust  were a Delaware corporation  and  the  shareholders were stockholders of a Delaware corporation.
Notwithstanding  any  other  provision  herein  to  the contrary, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the shareholders of one or more Series or classes thereof or of the
Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition  to any proposal by the officers or Trustees of the Trust, Shares may be  voted  only  in  person  or  by  written  proxy  at  a  meeting.

     With  respect to any shareholders' meeting, the Trust may accept proxies by electronic  transmission  (as  defined in the DSTA) or telephonic, computerized, telecommunications  or  any  other  reasonable alternative to the execution of a written  instrument  authorizing  the  proxy  to act, provided the shareholder's authorization  is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more Persons shall be valid if executed  by  any  one  of  them unless at or prior to exercise of the proxy the
Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity  shall  rest  with  the  challenger.

     Section 10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the
Board  of  Trustees  or  the  appropriate  officers of the Trust may appoint any person  other  than  nominees  for office to act as inspector of election at the meeting  or  its  adjournment.  If no inspector of election is so appointed, the chairperson  of  the  meeting  may,  and  on the request of any shareholder or a shareholder's  proxy shall, appoint an inspector of election at the meeting.  If any  person  appointed  as inspector fails to appear or fails or refuses to act, the  chairperson  of the meeting may, and on the request of any shareholder or a shareholder's  proxy  shall,  appoint  a  person  to  fill  the  vacancy.

     The  inspector  shall:

     (a)     determine  the number of shares outstanding and the voting power of each,  the  shares represented at the meeting, the existence of a quorum and the authenticity,  validity  and  effect  of  proxies;

     (b)     receive  votes,  ballots  or  consents;

     (c)     hear  and determine all challenges and questions in any way arising in  connection  with  the  right  to  vote;

     (d)     count  and  tabulate  all  votes  or  consents;

     (e)     determine  when  the  polls  shall  close;

     (f)     determine  the  result;  and

     (g)     do  any  other  acts  that may be proper to conduct the election or vote  with  fairness  to  all  shareholders.

                                  ARTICLE III
                                    TRUSTEES

     Section  1. POWERS. Subject to the applicable provisions of the Declaration of  Trust  and  these By-Laws relating to action requiring shareholder approval, the  business  and affairs of the Trust shall be managed and all powers shall be exercised  by  or  under  the  direction  of  the  Board  of  Trustees.

     Section  2.  NUMBER  OF  TRUSTEES.  The number of trustees constituting the
Board  of Trustees shall be determined as set forth in the Declaration of Trust.

     Section  3.  CHAIRPERSON. The Board of Trustees may elect a chairperson for the  purpose  of  presiding  at  meetings  of  the  Board  of  Trustees  (the
"Chairperson").  The  Chairperson  shall  exercise and perform such other powers and  duties as may be from time to time assigned to the Chairperson by the Board of  Trustees  or prescribed by the By-Laws.  The Chairperson may delegate his or her  powers  and  duties to the trustees or officers of the Trust that he or she deems  appropriate,  provided that such delegation is consistent with applicable legal  and  regulatory  requirements.

     Section 4. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority  of  the  remaining  trustees,  though less than a quorum, or by a sole remaining  trustee, unless the Board of Trustees calls a meeting of shareholders for  the purpose of filling such vacancies.  Notwithstanding the above, whenever and  for  so  long as the Trust is a participant in or otherwise has in effect a plan  under  which  the Trust may be deemed to bear expenses of distributing its shares  as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the trustees who are not "interested persons" of the

Trust,  as  that  term  is  defined in the 1940 Act (the "Independent Trustees")
shall  be,  and  is,  committed  to  the discretion of the Independent Trustees.

     In  the event that all trustee offices become vacant, an authorized officer of  Delaware Management Company, a series of Delaware Management Business Trust, or  any  successor  entity  thereto  or  affiliate thereof serving as investment adviser  to  the Trust ("DMC"), on behalf DMC, shall serve as the sole remaining trustee  effective  upon the vacancy in the office of the last trustee.  In such case,  such  officer  of  DMC,  as the sole remaining trustee, shall, as soon as practicable,  fill  all  of  the  vacancies  on the Board of Trustees; provided, however,  that,  upon filling such vacancies, the percentage of trustees who are
Independent  Trustees  of  the  Trust shall be no less than that required by the
1940  Act.  Thereupon, such officer of DMC shall resign as trustee and a meeting of  the  shareholders  shall  be  called,  as  required by the 1940 Act, for the election  of  trustees.

     Whenever  a  vacancy  in  the  Board  of Trustees shall occur (by reason of death, resignation, removal, an increase in the authorized number of trustees or other  cause),  until such vacancy is filled as provided herein or the number of authorized  trustees constituting the Board of Trustees is decreased pursuant to
Article  IV,  Section  1  of  the  Declaration  of Trust, the trustee(s) then in office,  regardless of the number and even if less than a quorum, shall have all the  powers  granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by the Declaration of Trust and these By-Laws as  though  such  number  constitutes  the  entire  Board  of  Trustees.

     Section 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board  of  Trustees  may  be  held  at  any place within or outside the State of
Delaware  that  has been designated from time to time by resolution of the Board of  Trustees.  In  the  absence of such a designation, regular meetings shall be held  at  the  principal  executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so  long  as all trustees participating in the meeting can hear one another, and all  such  trustees  shall  be  deemed  to  be present in person at the meeting.

     Section  6.  REGULAR  MEETINGS.  Regular  meetings of the Board of Trustees shall  be  held without call at such time as shall from time to time be fixed by the  Board  of  Trustees.  Such  regular  meetings  may  be held without notice.

     Section  7. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any  purpose  or  purposes  may  be  called  at any time by the Chairperson, the
President  (as defined under Section 1 of Article V herein), any vice president, the  secretary  or  any  two  (2)  trustees.

     Notice  of  the  time  and  place  of  special  meetings shall be delivered personally  or by telephone to each trustee or sent by first-class mail, courier or  telegram,  charges prepaid, or by facsimile or electronic mail, addressed to each  trustee  at  that  trustee's  address as it is shown on the records of the
Trust.  In case the notice is mailed, it shall be deposited in the United States mail  at  least seven (7) days before the time of the holding of the meeting. In case  the  notice  is  delivered  personally,  by  telephone, by courier, to the telegraph  company,  or  by  express mail, facsimile, electronic mail or similar service,  it  shall be delivered at least forty-eight (48) hours before the time of  the holding of the meeting. Any oral notice given personally or by telephone may  be  communicated  either to the trustee or to a person at the office of the trustee  who  the  person  giving the notice has reason to believe will promptly communicate  it  to  the trustee. The notice need not specify the purpose of the meeting  or,  if  the meeting is to be held at the principal executive office of the  Trust,  the  place  of  the  meeting.

     Section  8.  QUORUM.  A majority of the authorized number of trustees shall constitute  a  quorum  for  the  transaction  of  business, except to adjourn as provided  in Section 11 of this Article. Every act or decision done or made by a majority  of  the  trustees  present at a meeting duly held at which a quorum is present  shall  be  regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present  may  continue  to  transact  business notwithstanding the withdrawal of trustees  if any action taken is approved by at least a majority of the required quorum  for  that  meeting.

     Section 9. WAIVER OF NOTICE. Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a  consent  to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents,  and  approvals shall be filed with the records of the Trust or made a part  of  the  minutes  of the meeting. Notice of a meeting shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement  about  the  lack  of  notice  to  that  trustee.

     Section  10.  ACTION  BY  WRITTEN  CONSENT  IN LIEU OF MEETINGS.  Except as
required  by  law,  including  the  1940  Act  and  the  rules  and  regulations thereunder,  on  any matter required or permitted to be voted on by the Board of
Trustees  or  a  committee  of  the  Board of Trustees, the Board of Trustees or
committee  thereof  may take such action without a meeting, without prior notice and  without  a  vote,  if  a  consent or consents in writing, setting forth the action  so  taken,  shall  be  signed  by  the Trustees having not less than the minimum number of votes that would be necessary to authorize or take such action at  a  meeting  at  which all Trustees entitled to vote thereon were present and voted.

     Section 11. ADJOURNMENT. A majority of the trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

     Section  12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an  adjourned meeting need not be given unless the meeting is adjourned for more than  seven  (7) days, in which case notice of the time and place shall be given before the time of the adjourned meeting to the trustees who were present at the time  of  the  adjournment.

     Section  13.  FEES  AND  COMPENSATION  OF TRUSTEES. Trustees and members of committees  may  receive  such compensation, if any, for their services and such reimbursement  of  expenses  as  may be fixed or determined by resolution of the
Board  of  Trustees.  This  Section  13  shall  not be construed to preclude any trustee  from  serving  the  Trust  in  any other capacity as an officer, agent, employee,  or  otherwise  and  receiving  compensation  for  those  services.

     Section  14.  TRUSTEE EMERITUS.  Upon retirement of a trustee, the Board of
Trustees  may  elect  him  or her to the position of Trustee Emeritus. A Trustee
Emeritus shall serve for one year and may be re-elected by the Board of Trustees from year to year thereafter. Any person serving as a Trustee Emeritus shall not vote  at  meetings  of trustees and shall not be held responsible for actions of the  Board  of  Trustees  but shall receive fees paid to trustees for serving as such.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may, by resolution adopted  by  a  majority  of the authorized number of trustees, designate one or more  committees,  each  consisting of two (2) or more trustees, to serve at the pleasure  of  the  Board of Trustees. The Board of Trustees may designate one or more  trustees  as alternate members of any committee who may replace any absent member  at any meeting of the committee. Any committee to the extent provided in the  resolution  of the Board of Trustees, shall have the authority of the Board of  Trustees,  except  with  respect  to:

     (a)  the  approval  of  any  action which under the Declaration of Trust or applicable  law  also  requires shareholders' approval or requires approval by a majority  of  the  entire  Board of Trustees or certain members of said Board of
Trustees;

     (b)  the filling of vacancies on the Board of Trustees or in any committee;

     (c)  the fixing of compensation of the trustees for serving on the Board of
Trustees  or  on  any  committee;

     (d)  the  amendment or repeal of the Declaration of Trust or of the By-Laws or  the  adoption  of  new  By-Laws;

     (e)  the  amendment  or  repeal  of any resolution of the Board of Trustees which  by  its  express  terms  is  not  so  amendable  or  repealable;  or

     (f) the appointment of any other committees of the Board of Trustees or the members  of  these  committees.

     Section  2.  MEETINGS  AND ACTION OF COMMITTEES. Meetings and action of any committee  shall  be  governed  by  and  held  and  taken in accordance with the provisions  of  Article  III  of these By-Laws, with such changes in the context thereof  as  are  necessary  to substitute the committee and its members for the
Board  of  Trustees and its members, except that the time of regular meetings of any committee may be determined either by resolution of the Board of Trustees or by  resolution  of  the committee. Special meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special meetings of any  committee  shall  also be given to all alternate members who shall have the right  to  attend all meetings of the committee. The Board of Trustees may adopt rules  for  the government of any committee not inconsistent with the provisions of  these  By-Laws.

                                   ARTICLE V
                                    OFFICERS

     Section  1.  OFFICERS.  The  officers of the Trust shall be a president and chief  executive  officer  (the "President"), a secretary, and a treasurer.  The
Trust  may  also  have,  at the discretion of the Board of Trustees, one or more vice  presidents,  one  or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed  in  accordance with the provisions of Section 3 of this Article.  Any number  of  offices  may  be  held  by  the  same  person, except the offices of
President  and  vice  president.

     Section  2.  ELECTION OF OFFICERS.  The officers of the Trust designated in
Section  1  of  this  Article shall be chosen by the Board of Trustees, and each shall  serve at the pleasure of the Board of Trustees, subject to the rights, if any,  of  an  officer  under  any  contract  of  employment.

     Section 3. SUBORDINATE OFFICERS.  The Board of Trustees may appoint and may empower  the  Chairperson and/or the President to appoint such other officers as the  business  of the Trust may require, each of whom shall hold office for such period,  have  such  authority  and perform such duties as are provided in these
By-Laws  or  as  the  Board  of  Trustees  may  from  time  to  time  determine.

     Section  4. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting  of  the  Board  of  Trustees,  or by an officer upon whom such power of removal  may  be  conferred  by  the  Board  of  Trustees.

     Any  officer  may resign at any time by giving written notice to the Trust.
Any  resignation  shall take effect at the date of the receipt of that notice or at  any  later  time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any  resignation  is without prejudice to the rights, if any, of the
Trust  under  any  contract  to  which  the  officer  is  a  party.

     Section 5. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation,  removal,  disqualification  or  other cause shall be filled in the manner  prescribed  in  these  By-Laws  for  regular appointment to that office.

     Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given  by  the  Board of Trustees to the Chairperson, the President shall be the chief  executive  officer  of the Trust and shall, subject to the control of the
Board  of  Trustees,  have  general  supervision,  direction  and control of the business  and  the  officers of the Trust.  The President shall have the general powers  and  duties of management usually vested in the office of president of a corporation  and shall have such other powers and duties as may be prescribed by the  Board  of  Trustees  or  these  By-Laws.

     Section  7. VICE PRESIDENTS. In the absence or disability of the President, vice  presidents,  in  the  order  as determined by the Board of Trustees, shall succeed  to all of the duties of the President and when so acting shall have all powers  of  and  be subject to all the restrictions upon the President until the
President's  return,  or  until  such disability shall be removed or until a new
President  shall  have  been elected.  The vice presidents shall have such other powers  and perform such other duties as from time to time may be prescribed for them  respectively  by  the Board of Trustees, the Chairperson, the President or
these  By-Laws.

     Section  8.  SECRETARY. The secretary shall keep or cause to be kept at the principal  executive  office  of  the Trust, or such other place as the Board of
Trustees  may direct, a book of minutes of all meetings and actions of trustees, committees  of  trustees and shareholders, which shall record the time and place of  such  meetings, designation of whether such a meeting is regular or special, the  names  of  those present at trustees' meetings or committee meetings, and a summary  of  the  proceedings.

     The  secretary  shall cause to be kept at the principal executive office of the  Trust, or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all shareholders and their  addresses,  the  number,  series  and classes of shares held by each, the number  and  date of certificates issued for the same and the number and date of cancellation  of  every  certificate  surrendered  for  cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders  and  of  the  Board  of  Trustees  required by these By-Laws or by applicable  law  to  be  given and shall have such other powers and perform such other  duties as may be prescribed by the Board of Trustees or by these By-Laws.

     Section  9. TREASURER. The treasurer shall keep and maintain or cause to be kept  and  maintained  adequate and correct books and records of accounts of the properties  and  business  transactions  of the Trust, including accounts of its assets,  liabilities,  receipts, disbursements, gains, losses, capital, retained earnings  and shares. The books of account shall at all reasonable times be open to  inspection  by  any  trustee.

     The  treasurer shall deposit all monies and other valuables in the name and to  the  credit  of the Trust with such depositories as may be designated by the
Board  of  Trustees.  He  or she shall disburse the funds of the Trust as may be ordered  by  the  Board of Trustees, shall render to the President and trustees, whenever  they  request  it,  an  account  of  all of his or her transactions as treasurer  and  of  the  financial  condition  of the Trust and shall have other powers  and  perform  such  other  duties  as  may be prescribed by the Board of
Trustees  or  these  By-Laws.

                                   ARTICLE VI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     Section  1.  AGENTS,  PROCEEDINGS  AND  EXPENSES.  For  the purpose of this
Article,  "agent" means any person who is or was a trustee, officer, employee or other  agent of this Trust or is or was serving at the request of the Trust as a trustee,  director,  officer,  employee  or agent of another foreign or domestic corporation,  partnership,  joint  venture,  trust  or other enterprise or was a trustee,  director,  officer,  employee  or  agent  of  a  foreign  or  domestic corporation which was a predecessor of another enterprise at the request of such predecessor  entity;  "proceeding"  means  any  threatened, pending or completed action  or proceeding, whether civil, criminal, administrative or investigative;
and  "expenses"  includes without limitation attorneys' fees and any expenses of establishing  a  right  to  indemnification  under  this  Article.

     Section  2.  ACTIONS  OTHER  THAN  BY  TRUST. The Trust shall indemnify any person  who  was  or  is  a  party  or  is  threatened to be made a party to any proceeding  (other  than an action by or in the right of the Trust) by reason of the  fact  that  such  person is or was an agent of the Trust, against expenses, judgments,  penalties,  fines,  settlements  and  other  amounts  actually  and reasonably  incurred  in connection with such proceeding if such person acted in good  faith  and  in  a manner that such person reasonably believed to be in the best  interests  of  the  Trust and in the case of a criminal proceeding, had no reasonable  cause  to  believe  the  conduct  of  such  person was unlawful. For purposes  of  this  Section  2  and  Section 3 below, (a) the termination of any proceeding  by  judgment,  order,  or  settlement  shall  not of itself create a presumption  that  the person did not act in good faith or in a manner which the person  reasonably believed to be in the best interests of the Trust or that the person  had  reasonable cause to believe that the person's conduct was unlawful, and  (b)  the  termination  of  any  proceeding by conviction, or a plea of nolo contendere  or  its  equivalent,  or  an entry of an order of probation prior to judgment,  creates  a rebuttable presumption that the person did not act in good faith,  or  in  a  manner which the person reasonably believed to be in the best interests  of  the Trust or that the person had reasonable cause to believe that the  person's  conduct  was  unlawful.

     Section  3.  ACTIONS BY TRUST. The Trust shall indemnify any person who was or  is a party or is threatened to be made a party to any threatened, pending or completed  action  by  or in the right of the Trust to procure a judgment in its favor  by  reason  of  the fact that the person is or was an agent of the Trust, against  expenses  actually and reasonably incurred by that person in connection with  the  defense  or

settlement  of  that  action  if that person acted in good faith and in a manner that  person  reasonably  believed  to  be  in  the best interests of the Trust.

     Section  4.  EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the  contrary  contained  herein, there shall be no right to indemnification for any  liability  arising  by  reason  of  willful  misfeasance,  bad faith, gross negligence,  or  the reckless disregard of the duties involved in the conduct of the  agent's  office  with  the  Trust.

     No  indemnification  shall  be  made under Sections 2 or 3 of this Article:

     (a)  In respect of any claim, issue or matter as to which that person shall have  been adjudged to be liable in the performance of that person's duty to the
Trust,  unless  and  only  to the extent that the court in which that action was brought  shall  determine upon application that in view of all the circumstances of  the  case, that person was not liable by reason of the disabling conduct set forth  in  the  preceding  paragraph  and  is  fairly and reasonably entitled to indemnity  for  the  expenses  which  the  court  shall  determine;  or

     (b) In respect of any claim, issue, or matter as to which that person shall have  been  adjudged  to  be  liable  on  the  basis  that  personal benefit was improperly  received  by him, whether or not the benefit resulted from an action taken  in  the  person's  official  capacity;  or

     (c)  Of  amounts paid in settling or otherwise disposing of a threatened or pending  action,  with  or  without  court  approval, or of expenses incurred in defending  a threatened or pending action which is settled or otherwise disposed of  without  court approval, unless the required approval set forth in Section 6 of  this  Article  is  obtained.

     Section  5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the
Trust has been successful on the merits in defense of any proceeding referred to in  Sections  2 or 3 of this Article or in defense of any claim, issue or matter therein,  before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by  the  agent  in  connection  therewith,  provided that the Board of Trustees, including  a majority who are disinterested, non-party trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling  conduct  referred  to  in  Section  4  of  this  Article.

     Section  6.  REQUIRED  APPROVAL.  Except  as  provided in Section 5 of this
Article,  any indemnification under this Article shall be made by the Trust only if  authorized  in  the specific case on a determination that indemnification of the  agent  is  proper  in  the  circumstances  because  the  agent  has met the applicable  standard of conduct set forth in Sections 2 or 3 of this Article and is  not  prohibited  from  indemnification  because of the disabling conduct set forth  in  Section  4  of  this  Article,  by:

     (a)  A majority vote of a quorum consisting of Independent Trustees who are not  parties  to  the  proceeding;  or

     (b)  A  written  opinion  by  an  independent  legal  counsel.

     Section  7.  ADVANCEMENT  OF  EXPENSES.  Expenses incurred in defending any proceeding  may  be  advanced  by  the Trust before the final disposition of the proceeding  on  receipt  of an undertaking by or on behalf of the agent to repay the  amount  of  the  advance  unless it shall be determined ultimately that the agent  is entitled to be indemnified as authorized in this Article, provided the agent  provides a security for his undertaking, or a majority of a quorum of the disinterested,  non-party  trustees,  or  an  independent  legal counsel  in  a  written  opinion,  determine  that  based on a review of readily available  facts,  there is reason to believe that said agent ultimately will be found  entitled  to  indemnification.

     Section  8.  CONTRACT  RIGHTS.  With  respect to any person who was or is a party  or  is  threatened to be made a party to, or is involved as a witness in, any  proceeding by reason of the fact that such person is or was an agent of the
Trust,  the  rights  to  indemnification  conferred  in Sections 2 and 3 of this
Article  VI  and  the  advancement  of  expenses  conferred in Section 7 of this
Article  VI,  shall  be contract rights.  Any amendment, repeal, or modification of,  or  adoption  of  any  provision inconsistent with, this Article VI (or any provision  hereof)  shall  not  adversely affect any right to indemnification or advancement  of expenses granted to any such person pursuant hereto with respect to  any  act or omission of such person occurring prior to the effective time of such  amendment,  repeal,  modification,  or adoption (regardless of whether the proceeding  relating  to such acts or omissions is commenced before or after the effective  time  of such amendment, repeal, modification, or adoption); subject, however,  to  any  restrictions or limitations imposed by the Delaware Statutory
Trust  Act,  as  amended  from time to time, or under any similar law adopted in lieu  thereof.

     Section  9.  OTHER  CONTRACTUAL  RIGHTS.  Nothing contained in this Article shall  affect  any right to indemnification to which persons other than trustees and  officers of the Trust or any subsidiary thereof may be entitled by contract or  otherwise.

     Section  10. LIMITATIONS. No indemnification or advance shall be made under this  Article  in  any  circumstances  where  it  would  be  inconsistent  with:

     (a)  A  provision  of  the  Declaration  of  Trust,  a  resolution  of  the shareholders,  or  an  agreement  which  prohibits  or  otherwise  limits indemnification  which was in effect at the time of accrual of the alleged cause of  action  asserted  in  the  proceeding in which the expenses were incurred or other  amounts  were  paid;  or

     (b)  Any  condition expressly imposed by a court in approving a settlement.

     Section  11.  INSURANCE.  Upon  and  in the event of a determination by the
Board  of  Trustees  to  purchase such insurance, the Trust shall be entitled to purchase  and maintain insurance on behalf of any agent of the Trust against any liability  asserted against or incurred by the agent in such capacity or arising out  of  the  agent's  status  as  such.

     Section  12.  FIDUCIARIES  OF  EMPLOYEE BENEFIT PLAN. This Article does not apply  to  any  proceeding  against  any  trustee,  investment  manager or other fiduciary  of  an  employee benefit plan in that person's capacity as such, even though  that person may also be an agent of the Trust as defined in Section 1 of this  Article.  Nothing  contained  in  this  Article  shall  limit any right to indemnification  to which such a trustee, investment manager, or other fiduciary may  be  entitled  by  contract  or  otherwise which shall be enforceable to the extent  permitted  by  applicable  law  other  than  this  Article.

                                  ARTICLE VII
                              RECORDS AND REPORTS

     Section  1.  MAINTENANCE  AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its shareholders, providing the names and addresses of all shareholders  and  the  number,  series  and  classes  of  shares  held  by each shareholder.

     Section  2.  MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its  principal  executive  office  the  original  or  a copy of these By-Laws as amended  to  date,  which shall be open to inspection by the shareholders at all reasonable  times  during  office  hours.

     Section  3.  MAINTENANCE  AND  INSPECTION  OF OTHER RECORDS. The accounting books  and  records and minutes of proceedings of the shareholders and the Board of  Trustees  and  any committee or committees of the Board of Trustees shall be kept  at  such  place  or  places  designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes  and  the  accounting  books and records shall be kept either in written form  or  in  any  other  form capable of being converted into written form. The minutes  and  accounting  books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable  time during usual business hours for a purpose reasonably related to the  holder's  interests  as  a  shareholder  or as the holder of a voting trust certificate.  The  inspection  may be made in person or by an agent or attorney.

     Section  4.  INSPECTION  BY TRUSTEES. Every trustee shall have the absolute right  at  any  reasonable  time to inspect all books, records, and documents of every  kind  and  the  physical  properties  of  the Trust. This inspection by a trustee  may  be  made  in  person  or  by an agent or attorney and the right of inspection  includes  the  right  to  copy  and  make  extracts  of  documents.

                                  ARTICLE VIII
                                   DIVIDENDS

     Section  1.  DECLARATION  OF  DIVIDENDS.  Dividends  upon  the  shares  of beneficial  interest  of  the  Trust  may,  subject  to  the  provisions  of the
Declaration  of  Trust,  if  any,  be  declared  by the Board of Trustees at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash,  in  property,  or  in  shares  of  the  Trust.

     Section  2. RESERVES. Before payment of any dividend there may be set aside out  of  any  funds of the Trust available for dividends such sum or sums as the
Board  of  Trustees  may,  from  time to time, in its absolute discretion, think proper  as a reserve fund to meet contingencies, or for equalizing dividends, or for  repairing  or  maintaining  any  property  of  the Trust, or for such other purpose  as  the Board of Trustees shall deem to be in the best interests of the
Trust,  and  the Board of Trustees may abolish any such reserve in the manner in which  it  was  created.

                                   ARTICLE IX
                                GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other  orders  for  payment  of  money, notes or other evidences of indebtedness issued  in  the  name  of or payable to the Trust shall be signed or endorsed by such  person  or  persons  and  in  such  manner  as  from time to time shall be determined  by  resolution  of  the  Board  of  Trustees.

     Section  2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees,
except  as  otherwise  provided  in  these By-Laws, may authorize any officer or officers,  agent or agents, to enter into any contract or execute any instrument in  the  name of and on behalf of the Trust and this authority may be general or confined  to  specific  instances;  and  unless so authorized or ratified by the
Board  of  Trustees or within the agency power of an officer, no officer, agent, or  employee shall have any power or authority to bind the Trust by any contract or  engagement or to pledge its credit or to render it liable for any purpose or for  any  amount.

     Section  3.  CERTIFICATES  FOR  SHARES.  As  a  matter  of  general policy, certificates  for  shares of beneficial interest in any series of the Trust will not  be issued.  Appropriate officers of the Trust may authorize the issuance of certificates  in certain limited circumstances determined by such officers to be appropriate,  provided  such  shares  are fully paid.  All certificates shall be signed  in  the  name  of  the  Trust  by the Chairperson, the President or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares  owned  by  the  shareholders.  Any  or  all  of  the  signatures  on the certificate  may be facsimile. In case any officer, transfer agent, or registrar who  has  signed  or  whose facsimile signature has been placed on a certificate shall  have  ceased to be such officer, transfer agent, or registrar before such certificate  is issued, it may be issued by the Trust with the same effect as if such  person  were an officer, transfer agent or registrar at the date of issue.
Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation  and  transfer  of  its  shares  by  electronic  or  other  means.

     Section  4.  LOST  CERTIFICATES. Except as provided in this Section 4, as a matter  of  general  policy,  no  new certificates for shares shall be issued to replace  an old certificate.  In the event a new certificate is authorized to be issued  to  replace  an  old  certificate, the latter must be surrendered to the
Trust  and  cancelled  at  the  same  time.  In  case  any  share certificate or certificate for any other security is lost, stolen or destroyed, the appropriate officers of the Trust may authorize the issuance of a replacement certificate on such  terms and conditions as the Board of Trustees or such appropriate officers may require, including a provision for indemnification of the Trust secured by a bond  or  other  adequate  security  sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the  replacement  certificate.

     Section  5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES HELD BY TRUST. The
Chairperson,  the President or any vice president or any other person authorized by  resolution  of  the  Board of Trustees or by any of the foregoing designated officers,  is authorized to vote or represent on behalf of the Trust any and all shares  of  any  corporation,  partnership,  trust,  or other entity, foreign or domestic,  standing  in  the  name  of  the  Trust. The authority granted may be exercised  in  person  or  by  a  proxy duly executed by such designated person.

     Section  6.  TRANSFER  OF SHARES. Shares of the Trust shall be transferable only  on  the  record books of the Trust by the Person in whose name such Shares are  registered,  or  by  his  or  her  duly  authorized

attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  In  case  of  transfers by executors, administrators, guardians or other legal  representatives,  duly authenticated evidence of their authority shall be produced,  and  may  be  required to be deposited and remain with the Trust, its transfer  agent or other duly authorized agent. No transfer shall be made unless and  until  the certificate issued to the transferor, if any, shall be delivered to  the  Trust,  its  transfer  agent  or  other duly authorized agent, properly endorsed.

     Section  7.  HOLDERS  OF  RECORD.  The Trust shall be entitled to treat the holder  of  record of any share or shares as the owner thereof and, accordingly, shall  not  be bound to recognize any equitable or other claim to or interest in such  share  or shares on the part of any other person, whether or not the Trust shall  have  express  or  other  notice  thereof.

     Section  8.  FISCAL  YEAR.  The  fiscal  year  of the Trust and each series thereof  shall  be  fixed by resolution of the Board of Trustees and, subject to applicable  law  or  regulation, may be re-fixed or changed from time to time by resolution  of the Board of Trustees.  The fiscal year of the Trust shall be the taxable  year  of  each  series  of  the  Trust.

                                   ARTICLE X
                                   AMENDMENTS

     Section  1. AMENDMENT.  These By-laws may be restated and/or amended at any time,  without  the  approval  of  the shareholders, by an instrument in writing signed  by,  or  a  resolution  of,  a  majority  of the then Board of Trustees.